Exhibit 99.1

# 2021–Q2

## SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

# CORPORATE OFFICE PROPERTIES TRUST

**Earnings Release & Supplemental Information – Unaudited**
**For the Quarter Ended June 30, 2021**

| | |
|---|---|
| **Overview:** | **Section I** |
| Summary Description | 1 |
| Equity Research Coverage | 2 |
| Selected Financial Summary Data | 3 |
| Selected Portfolio Data | 4 |
| **Financial Statements:** | **Section II** |
| Consolidated Balance Sheets | 5 |
| Consolidated Statements of Operations | 6 |
| Funds from Operations | 7 |
| Diluted Share and Unit Computations | 8 |
| Adjusted Funds from Operations | 9 |
| EBITDAre and Adjusted EBITDA | 10 |
| **Portfolio Information:** | **Section III** |
| Office and Data Center Shell Properties by Segment | 11 |
| NOI from Real Estate Operations and Occupancy by Property Grouping | 12 |
| Consolidated Real Estate Revenues and NOI by Segment | 13 |
| Cash NOI by Segment | 14 |
| Same Properties Average Occupancy Rates by Segment | 15 |
| Same Properties Period End Occupancy Rates by Segment | 15 |
| Same Properties Real Estate Revenues and NOI by Segment | 16 |
| Same Properties Cash NOI by Segment | 17 |
| Leasing – Office and Data Center Shell Portfolio | 18-19 |
| Lease Expiration Analysis | 20-21 |
| 2021 Core Portfolio Quarterly Lease Expiration Analysis | 22 |
| Top 20 Tenants | 23 |
| **Investing Activity:** | **Section IV** |
| Property Dispositions | 24 |
| Summary of Development Projects | 25 |
| Summary of Redevelopment Projects | 26 |
| Development and Redevelopment Placed in Service | 27 |
| Summary of Land Owned/Controlled | 28 |
| **Capitalization:** | **Section V** |
| Capitalization Overview | 29 |
| Summary of Outstanding Debt | 30-31 |
| Debt Analysis | 32 |
| Consolidated Real Estate Joint Ventures | 33 |
| Unconsolidated Real Estate Joint Ventures | 34 |
| **Reconciliations & Definitions:** | **Section VI** |
| Supplementary Reconciliations of Non-GAAP Measures | 35-37 |
| Definitions | 38-44 |
| **Earnings Release:** | **i-ix** |

*Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.*

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of June 30, 2021, we derived 88% of our core portfolio annualized rental revenue from Defense/IT Locations and 12% from Regional Office Properties. As of June 30, 2021, our core portfolio of 181 office and data center shell properties, including 19 owned through unconsolidated joint ventures, encompassed 21.0 million square feet and was 94.6% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie Krewson-Kelly, VP of IR
Todd Hartman, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Stable; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Jamie Feldman	646-855-5808	james.feldman@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Daniel Ismail	949-640-8780	dismail@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212-336-7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	646-521-2351	randerson@smbcnikko-si.com
Truist Securities	Michael Lewis	212-319-5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Refinitiv (formerly Thomson’s First Call). Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Six Months Ended
SUMMARY OF RESULTS	Refer.	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Net income (loss)	6	$43,898	$(6,079)	$83,549	$(31,342)	$25,121	$37,819	$50,671
NOI from real estate operations	13	$90,780	$89,107	$89,304	$84,643	$84,059	$179,887	$167,889
Same Properties NOI	16	$76,642	$74,086	$75,346	$73,751	$74,586	$150,728	$149,594
Same Properties cash NOI	17	$77,241	$72,363	$76,211	$73,385	$75,414	$149,604	$149,874
Adjusted EBITDA	10	$85,186	$83,338	$82,298	$80,062	$78,582	$168,524	$156,571
Diluted AFFO avail. to common share and unit holders	9	$54,781	$52,387	$56,792	$50,340	$46,690	$106,771	$88,185
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$0.550	$0.550

Per share - diluted:
EPS	8	$0.38	$(0.06)	$0.73	$(0.29)	$0.21	$0.32	$0.42
FFO - Nareit	8	$0.35	$0.27	$0.53	$0.04	$0.51	$0.63	$0.92
FFO - as adjusted for comparability	8	$0.58	$0.56	$0.56	$0.54	$0.51	$1.14	$1.02

Numerators for diluted per share amounts:
Diluted EPS	6	$42,256	$(6,839)	$81,501	$(31,990)	$23,388	$35,504	$47,345
Diluted FFO available to common share and unit holders	7	$40,212	$30,997	$60,137	$5,069	$57,809	$71,270	$104,592
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$65,605	$64,454	$64,188	$61,485	$57,817	$129,662	$115,683

Payout ratios:
Diluted FFO	N/A	77.5%	100.5%	51.8%	613.6%	53.9%	87.4%	59.6%
Diluted FFO - as adjusted for comparability	N/A	47.5%	48.3%	48.6%	50.7%	53.9%	48.1%	53.9%
Diluted AFFO	N/A	56.9%	59.5%	54.9%	61.9%	66.8%	58.4%	70.7%

CAPITALIZATION
Total Market Capitalization	29	$5,315,385	$5,226,694	$5,062,432	$4,898,459	$4,908,346
Total Equity Market Capitalization	29	$3,184,310	$2,995,090	$2,960,967	$2,701,186	$2,885,245
Gross debt	30	$2,157,325	$2,257,854	$2,127,715	$2,247,523	$2,073,351
Net debt to adjusted book	32	39.4%	40.8%	39.1%	41.0%	38.6%	N/A	N/A
Net debt plus preferred equity to adjusted book	32	39.4%	40.8%	39.1%	41.1%	38.8%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	4.9x	4.3x	4.1x	3.9x	3.8x	4.6x	3.8x
Net debt plus pref. equity to in-place adj. EBITDA ratio	32	6.3x	6.6x	6.2x	6.8x	6.4x	N/A	N/A
Net debt adjusted for fully-leased development plus pref. equity to in-place adj. EBITDA ratio	32	5.8x	6.3x	5.9x	6.4x	5.9x	N/A	N/A

Corporate Office Properties Trust
Selected Portfolio Data (1)

	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	183	182	181	176	174
Consolidated Portfolio	164	165	164	161	159
Core Portfolio	181	180	179	174	172
Same Properties	158	158	158	158	158

% Occupied
Total Portfolio	93.5%	93.8%	94.1%	93.8%	93.4%
Consolidated Portfolio	92.4%	92.9%	93.2%	93.0%	92.5%
Core Portfolio	93.7%	94.0%	94.3%	94.0%	93.6%
Same Properties	92.6%	92.6%	92.9%	92.8%	92.6%

% Leased
Total Portfolio	94.3%	94.7%	94.8%	94.4%	94.5%
Consolidated Portfolio	93.3%	93.9%	94.0%	93.6%	93.7%
Core Portfolio	94.6%	94.9%	95.0%	94.6%	94.7%
Same Properties	93.5%	93.6%	93.8%	93.5%	93.8%

Square Feet (in thousands)
Total Portfolio	21,135	21,006	20,959	20,389	19,781
Consolidated Portfolio	17,953	18,257	18,209	17,940	17,346
Core Portfolio	20,978	20,849	20,802	20,232	19,624
Same Properties	17,303	17,303	17,303	17,303	17,303

Wholesale Data Center
Megawatts Operational	19.25	19.25	19.25	19.25	19.25
% Leased	86.7%	86.7%	86.7%	86.7%	90.6%

(1)Includes properties owned through unconsolidated real estate joint ventures (see page 34).

Corporate Office Properties Trust
Consolidated Balance Sheets
(in thousands)

	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Assets
Properties, net:
Operating properties, net	$3,099,182	$3,106,698	$3,115,280	$2,999,892	$2,888,817
Development and redevelopment in progress, including land (1)	201,421	187,290	172,614	302,158	315,243
Land held (1)	230,114	285,266	274,655	284,888	309,039
Total properties, net	3,530,717	3,579,254	3,562,549	3,586,938	3,513,099
Property - operating right-of-use assets	39,333	39,810	40,570	36,442	31,009
Property - finance right-of-use assets	40,082	40,091	40,425	40,432	40,441
Cash and cash equivalents	17,182	36,139	18,369	11,458	21,596
Investment in unconsolidated real estate joint ventures	40,586	28,934	29,303	49,662	50,457
Accounts receivable, net	39,951	44,916	41,637	36,151	30,404
Deferred rent receivable	99,715	98,048	92,876	92,853	90,493
Intangible assets on real estate acquisitions, net	16,959	18,137	19,344	22,433	24,768
Deferred leasing costs, net	62,277	56,508	58,613	59,392	58,666
Investing receivables, net	73,073	71,831	68,754	74,136	72,333
Prepaid expenses and other assets, net	92,157	99,280	104,583	110,292	78,059
Total assets	$4,052,032	$4,112,948	$4,077,023	$4,120,189	$4,011,325
Liabilities and equity
Liabilities:
Debt	$2,109,640	$2,207,903	$2,086,918	$2,181,551	$2,012,019
Accounts payable and accrued expenses	127,027	96,465	142,717	140,921	149,836
Rents received in advance and security deposits	30,893	30,922	33,425	30,276	30,459
Dividends and distributions payable	31,302	31,305	31,231	31,307	31,302
Deferred revenue associated with operating leases	9,564	10,221	10,832	8,579	8,821
Property - operating lease liabilities	29,909	30,176	30,746	26,382	20,796
Interest rate derivatives	6,646	7,640	9,522	10,977	65,612
Other liabilities	9,699	15,599	12,490	17,038	12,408
Total liabilities	2,354,680	2,430,231	2,357,881	2,447,031	2,331,253
Redeemable noncontrolling interests	26,040	25,925	25,430	23,522	23,148
Equity:
COPT’s shareholders’ equity:
Common shares	1,123	1,123	1,122	1,122	1,122
Additional paid-in capital	2,478,416	2,476,807	2,478,906	2,479,321	2,477,977
Cumulative distributions in excess of net income	(835,894)	(847,407)	(809,836)	(860,647)	(797,959)
Accumulated other comprehensive loss	(6,415)	(7,391)	(9,157)	(10,548)	(64,513)
Total COPT’s shareholders’ equity	1,637,230	1,623,132	1,661,035	1,609,248	1,616,627
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	21,604	21,345	20,465	19,522	19,611
Preferred units in the Operating Partnership	—	—	—	8,800	8,800
Other consolidated entities	12,478	12,315	12,212	12,066	11,886
Total noncontrolling interests in subsidiaries	34,082	33,660	32,677	40,388	40,297
Total equity	1,671,312	1,656,792	1,693,712	1,649,636	1,656,924
Total liabilities, redeemable noncontrolling interests and equity	$4,052,032	$4,112,948	$4,077,023	$4,120,189	$4,011,325
(1)Refer to pages 25, 26 and 28 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Revenues
Lease revenue	$143,658	$144,624	$139,093	$133,875	$132,147	$288,282	$263,159
Other property revenue	765	540	535	568	391	1,305	1,495
Construction contract and other service revenues	19,988	16,558	24,400	20,323	12,236	36,546	25,917
Total revenues	164,411	161,722	164,028	154,766	144,774	326,133	290,571
Operating expenses
Property operating expenses	54,616	56,974	52,085	51,552	50,204	111,590	100,203
Depreciation and amortization associated with real estate operations	37,555	37,321	36,653	35,332	33,612	74,876	66,208
Construction contract and other service expenses	19,082	15,793	23,563	19,220	11,711	34,875	24,832
Impairment losses	—	—	—	1,530	—	—	—
General and administrative expenses	7,293	6,062	7,897	5,558	6,511	13,355	11,814
Leasing expenses	1,929	2,344	1,993	1,909	1,647	4,273	3,830
Business development expenses and land carry costs	1,372	1,094	999	1,094	1,262	2,466	2,380
Total operating expenses	121,847	119,588	123,190	116,195	104,947	241,435	209,267
Interest expense	(15,942)	(17,519)	(17,148)	(17,152)	(16,797)	(33,461)	(33,637)
Interest and other income	2,228	1,865	3,341	1,746	2,282	4,093	3,487
Credit loss (expense) recoveries	(193)	907	772	1,465	(615)	714	(1,304)
Gain on sales of real estate	40,233	(490)	30,204	—	—	39,743	5
Gain on sale of investment in unconsolidated real estate joint venture	—	—	29,416	—	—	—	—
Loss on early extinguishment of debt	(25,228)	(33,166)	(4,069)	(3,237)	—	(58,394)	—
Loss on interest rate derivatives	—	—	—	(53,196)	—	—	—
Income (loss) before equity in income of unconsolidated entities and income taxes	43,662	(6,269)	83,354	(31,803)	24,697	37,393	49,855
Equity in income of unconsolidated entities	260	222	453	477	454	482	895
Income tax expense	(24)	(32)	(258)	(16)	(30)	(56)	(79)
Net income (loss)	43,898	(6,079)	83,549	(31,342)	25,121	37,819	50,671
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership	(559)	85	(995)	386	(284)	(474)	(571)
Preferred units in the Operating Partnership	—	—	(69)	(77)	(77)	—	(154)
Other consolidated entities	(938)	(675)	(817)	(812)	(1,263)	(1,613)	(2,395)
Net income (loss) attributable to COPT common shareholders	$42,401	$(6,669)	$81,668	$(31,845)	$23,497	$35,732	$47,551
Amount allocable to share-based compensation awards	(125)	(170)	(280)	(145)	(109)	(235)	(206)
Redeemable noncontrolling interests	(20)	—	44	—	—	7	—
Distributions on dilutive convertible preferred units	—	—	69	—	—	—	—
Numerator for diluted EPS	$42,256	$(6,839)	$81,501	$(31,990)	$23,388	$35,504	$47,345

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Net income (loss)	$43,898	$(6,079)	$83,549	$(31,342)	$25,121	$37,819	$50,671
Real estate-related depreciation and amortization	37,555	37,321	36,653	35,332	33,612	74,876	66,208
Impairment losses on real estate	—	—	—	1,530	—	—	—
Gain on sales of real estate	(40,233)	490	(30,204)	—	—	(39,743)	(5)
Gain on sale of investment in unconsolidated real estate JV	—	—	(29,416)	—	—	—	—
Depreciation and amortization on unconsolidated real estate JVs (1)	476	454	874	819	818	930	1,636
FFO - per Nareit (2)(3)	41,696	32,186	61,456	6,339	59,551	73,882	118,510
Noncontrolling interests - preferred units in the Operating Partnership	—	—	(69)	(77)	(77)	—	(154)
FFO allocable to other noncontrolling interests (4)	(1,302)	(1,027)	(1,091)	(1,074)	(1,525)	(2,329)	(13,540)
Basic FFO allocable to share-based compensation awards	(193)	(162)	(272)	(119)	(254)	(353)	(447)
Basic FFO available to common share and common unit holders (3)	40,201	30,997	60,024	5,069	57,695	71,200	104,369
Dilutive preferred units in the Operating Partnership	—	—	69	—	77	—	154
Redeemable noncontrolling interests	11	—	44	—	37	70	69
Diluted FFO available to common share and common unit holders - per Nareit (3)	40,212	30,997	60,137	5,069	57,809	71,270	104,592
Loss on early extinguishment of debt	25,228	33,166	4,069	3,237	—	58,394	—
Loss on interest rate derivatives	—	—	—	53,196	—	—	—
Demolition costs on redevelopment and nonrecurring improvements	302	—	—	11	9	302	52
Dilutive preferred units in the Operating Partnership	—	—	—	77	—	—	—
FFO allocation to other noncontrolling interests resulting from capital event (4)	—	—	—	—	—	—	11,090
Diluted FFO comparability adjustments for redeemable noncontrolling interests	—	458	—	34	—	—	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(137)	(167)	(18)	(139)	(1)	(304)	(51)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$65,605	$64,454	$64,188	$61,485	$57,817	$129,662	$115,683

(1)FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 34.
(2)See reconciliation on page 35 for components of FFO per Nareit.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 33.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
EPS Denominator:
Weighted average common shares - basic	111,974	111,888	111,817	111,811	111,800	111,931	111,762
Dilutive effect of share-based compensation awards	297	—	320	—	321	280	280
Dilutive effect of redeemable noncontrolling interests	133	—	117	—	—	125	—
Dilutive convertible preferred units	—	—	155	—	—	—	—
Weighted average common shares - diluted	112,404	111,888	112,409	111,811	112,121	112,336	112,042
Diluted EPS	$0.38	$(0.06)	$0.73	$(0.29)	$0.21	$0.32	$0.42

Weighted Average Shares for period ended:
Common shares	111,974	111,888	111,817	111,811	111,800	111,931	111,762
Dilutive effect of share-based compensation awards	297	261	320	274	321	280	280
Common units	1,262	1,246	1,239	1,240	1,237	1,254	1,232
Redeemable noncontrolling interests	133	—	117	—	157	125	133
Dilutive convertible preferred units	—	—	155	—	176	—	176
Denominator for diluted FFO per share	113,666	113,395	113,648	113,325	113,691	113,590	113,583
Redeemable noncontrolling interests	—	940	—	109	—	—	—
Dilutive convertible preferred units	—	—	—	176	—	—	—
Denominator for diluted FFO per share, as adjusted for comparability	113,666	114,335	113,648	113,610	113,691	113,590	113,583
Weighted average common units	(1,262)	(1,246)	(1,239)	(1,240)	(1,237)	(1,254)	(1,232)
Redeemable noncontrolling interests	—	(940)	—	(109)	(157)	—	(133)
Anti-dilutive EPS effect of share-based compensation awards	—	(261)	—	(274)	—	—	—
Dilutive convertible preferred units	—	—	—	(176)	(176)	—	(176)
Denominator for diluted EPS	112,404	111,888	112,409	111,811	112,121	112,336	112,042
Diluted FFO per share - Nareit	$0.35	$0.27	$0.53	$0.04	$0.51	$0.63	$0.92
Diluted FFO per share - as adjusted for comparability	$0.58	$0.56	$0.56	$0.54	$0.51	$1.14	$1.02

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$65,605	$64,454	$64,188	$61,485	$57,817	$129,662	$115,683
Straight line rent adjustments and lease incentive amortization	(1,288)	(3,357)	3,438	(1,009)	2,523	(4,645)	1,671
Amortization of intangibles and other assets included in NOI	41	40	24	(39)	(73)	81	(147)
Share-based compensation, net of amounts capitalized	2,009	1,904	1,751	1,727	1,638	3,913	3,027
Amortization of deferred financing costs	811	793	664	658	642	1,604	1,217
Amortization of net debt discounts, net of amounts capitalized	520	542	504	453	390	1,062	776
Replacement capital expenditures (1)	(13,095)	(12,230)	(13,973)	(13,085)	(16,132)	(25,325)	(33,886)
Other diluted AFFO adjustments associated with real estate JVs (2)	178	241	196	150	(115)	419	(156)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$54,781	$52,387	$56,792	$50,340	$46,690	$106,771	$88,185

Replacement capital expenditures (1)
Tenant improvements and incentives	$8,303	$7,139	$9,165	$6,950	$8,870	$15,442	$20,227
Building improvements	6,771	3,628	7,523	10,400	13,662	10,399	16,137
Leasing costs	2,805	1,129	1,514	1,934	2,222	3,934	4,984
Net (exclusions from) additions to tenant improvements and incentives	(988)	2,900	(370)	(943)	329	1,912	2,355
Excluded building improvements and leasing costs	(3,796)	(2,566)	(3,859)	(5,256)	(8,951)	(6,362)	(9,817)
Replacement capital expenditures	$13,095	$12,230	$13,973	$13,085	$16,132	$25,325	$33,886

(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 33 and COPT’s share of unconsolidated real estate joint ventures reported on page 34.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Net income (loss)	$43,898	$(6,079)	$83,549	$(31,342)	$25,121	$37,819	$50,671
Interest expense	15,942	17,519	17,148	17,152	16,797	33,461	33,637
Income tax expense	24	32	258	16	30	56	79
Real estate-related depreciation and amortization	37,555	37,321	36,653	35,332	33,612	74,876	66,208
Other depreciation and amortization	1,045	555	513	457	448	1,600	867
Impairment losses on real estate	—	—	—	1,530	—	—	—
Gain on sales of real estate	(40,233)	490	(30,204)	—	—	(39,743)	(5)
Gain on sale of investment in unconsolidated real estate JV	—	—	(29,416)	—	—	—	—
Adjustments from unconsolidated real estate JVs	711	693	1,306	1,274	1,270	1,404	2,540
EBITDAre	58,942	50,531	79,807	24,419	77,278	$109,473	$153,997
Loss on early extinguishment of debt	25,228	33,166	4,069	3,237	—	58,394	—
Loss on interest rate derivatives	—	—	—	53,196	—	—	—
Net (gain) loss on other investments	(63)	—	(1,218)	250	2	(63)	2
Credit loss expense (recoveries)	193	(907)	(772)	(1,465)	615	(714)	1,304
Business development expenses	584	548	412	414	678	1,132	1,216
Demolition costs on redevelopment and nonrecurring improvements	302	—	—	11	9	302	52
Adjusted EBITDA	85,186	83,338	82,298	80,062	78,582	$168,524	$156,571
Proforma NOI adjustment for property changes within period	(379)	166	1,459	1,631	959
Change in collectability of deferred rental revenue	—	124	678	224	1,007
In-place adjusted EBITDA	$84,807	$83,628	$84,435	$81,917	$80,548

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 6/30/21
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio:
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,818	91.3%	92.6%
Howard County	34	2,792	88.6%	92.0%
Other	23	1,679	92.3%	93.1%
Total Fort Meade/BW Corridor	88	8,289	90.6%	92.5%
Northern Virginia (“NoVA”) Defense/IT	13	1,992	87.7%	88.3%
Lackland AFB (San Antonio, Texas)	8	1,060	100.0%	100.0%
Navy Support	21	1,242	96.9%	97.2%
Redstone Arsenal (Huntsville, Alabama)	17	1,509	99.6%	99.6%
Data Center Shells:
Consolidated Properties	7	1,557	100.0%	100.0%
Unconsolidated JV Properties (2)	19	3,182	100.0%	100.0%
Total Defense/IT Locations	173	18,831	94.3%	95.2%
Regional Office	8	2,147	88.3%	88.6%
Core Portfolio	181	20,978	93.7%	94.6%
Other Properties	2	157	66.2%	66.2%
Total Portfolio	183	21,135	93.5%	94.3%
Consolidated Portfolio	164	17,953	92.4%	93.3%

(1)This presentation sets forth core portfolio data by segment followed by data for the remainder of the portfolio.
(2)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 6/30/21
(dollars and square feet in thousands)

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Six Months Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	147	15,674	92.1%	93.2%	$492,727	90.0%	$75,781	$149,040
Unconsolidated real estate JV	9	1,472	100.0%	100.0%	2,164	0.4%	503	1,002
Total Same Properties in Core Portfolio	156	17,146	92.8%	93.8%	494,891	90.4%	76,284	150,042
Properties Placed in Service (4)	15	2,122	95.9%	96.4%	47,409	8.7%	8,886	18,115
Other unconsolidated JV properties (5)	10	1,710	100.0%	100.0%	2,359	0.4%	1,500	3,300
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,752	7,744
Total Core Portfolio	181	20,978	93.7%	94.6%	544,659	99.5%	90,422	179,201
Other Properties (Same Properties) (3)	2	157	66.2%	66.2%	2,514	0.5%	358	686
Total Portfolio	183	21,135	93.5%	94.3%	$547,173	100.0%	$90,780	$179,887
Consolidated Portfolio	164	17,953	92.4%	93.3%	$542,650	99.2%	$89,807	$177,997

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Six Months Ended
Core Portfolio:
Defense/IT Locations: (6)
Consolidated properties	154	15,649	93.2%	94.3%	$472,842	86.8%	$76,800	$151,960
Unconsolidated real estate JVs (5)	19	3,182	100.0%	100.0%	4,523	0.8%	973	1,890
Total Defense/IT Locations	173	18,831	94.3%	95.2%	477,365	87.6%	77,773	153,850
Regional Office	8	2,147	88.3%	88.6%	67,294	12.4%	9,042	18,055
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,607	7,296
Total Core Portfolio	181	20,978	93.7%	94.6%	$544,659	100.0%	$90,422	$179,201
(1)Percentages calculated based on operational square feet.
(2)Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $25.0 million as of 6/30/21. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.
(3)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/20.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/20.
(5)Includes data center shell properties in which we sold ownership interests and retained 10% interests through unconsolidated real estate JVs in 2021 and 2020. See page 34 for additional disclosure regarding these JVs.
(6)For two data center shell properties in which we sold a 90% interest and retained a 10% interest through an unconsolidated real estate JV on 6/2/21, the activity associated with these properties prior to the sale is included in consolidated properties and the activity thereafter is included in unconsolidated real estate JVs.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$64,840	$66,446	$63,733	$63,328	$62,698	$131,286	$127,136
NoVA Defense/IT	14,712	15,211	14,993	14,699	14,447	29,923	28,125
Lackland Air Force Base	13,688	12,555	13,047	12,602	13,257	26,243	25,333
Navy Support	8,445	8,398	8,403	8,006	8,119	16,843	16,460
Redstone Arsenal	8,775	8,253	7,113	6,079	4,647	17,028	9,323
Data Center Shells-Consolidated	8,070	8,787	8,491	7,995	7,076	16,857	12,653
Total Defense/IT Locations	118,530	119,650	115,780	112,709	110,244	238,180	219,030
Regional Office	16,884	16,677	15,092	14,913	15,162	33,561	30,622
Wholesale Data Center	8,175	8,090	8,093	6,068	6,455	16,265	13,627
Other	834	747	663	753	677	1,581	1,375
Consolidated real estate revenues	$144,423	$145,164	$139,628	$134,443	$132,538	$289,587	$264,654

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$43,126	$41,775	$42,319	$41,791	$41,839	$84,901	$85,055
NoVA Defense/IT	9,174	9,335	9,437	9,454	9,112	18,509	17,605
Lackland Air Force Base	6,182	5,681	5,688	5,486	5,472	11,863	10,753
Navy Support	5,218	4,965	5,248	4,962	4,948	10,183	10,004
Redstone Arsenal	5,807	5,699	4,482	4,050	3,035	11,506	5,864
Data Center Shells:
Consolidated properties	7,293	7,705	7,603	7,134	6,287	14,998	11,207
COPT’s share of unconsolidated real estate JVs	973	917	1,761	1,752	1,725	1,890	3,438
Total Defense/IT Locations	77,773	76,077	76,538	74,629	72,418	153,850	143,926
Regional Office	9,042	9,013	8,155	7,131	8,274	18,055	16,197
Wholesale Data Center	3,546	3,669	4,260	2,426	2,992	7,215	6,931
Other	419	348	351	457	375	767	835
NOI from real estate operations	$90,780	$89,107	$89,304	$84,643	$84,059	$179,887	$167,889

Corporate Office Properties Trust
Cash NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,514	$39,666	$42,430	$41,365	$41,968	$82,180	$84,138
NoVA Defense/IT	9,600	9,222	9,519	9,410	9,610	18,822	18,728
Lackland Air Force Base	6,122	5,999	6,006	5,929	5,903	12,121	11,604
Navy Support	5,394	4,965	5,376	5,130	5,248	10,359	10,394
Redstone Arsenal	4,890	4,706	4,383	2,848	2,580	9,596	5,074
Data Center Shells:
Consolidated properties	6,261	6,505	6,588	6,234	5,505	12,766	9,821
COPT’s share of unconsolidated real estate JVs	871	816	1,668	1,655	1,641	1,687	3,274
Total Defense/IT Locations	75,652	71,879	75,970	72,571	72,455	147,531	143,033
Regional Office	7,684	7,448	8,156	7,045	8,078	15,132	15,557
Wholesale Data Center	3,633	3,760	4,320	2,480	3,005	7,393	6,853
Other	429	363	356	438	358	792	815
Cash NOI from real estate operations	87,398	83,450	88,802	82,534	83,896	170,848	166,258
Straight line rent adjustments and lease incentive amortization	1,692	4,006	(3,104)	1,016	(2,360)	5,698	(1,451)
Amortization of acquired above- and below-market rents	98	99	99	98	97	197	193
Amortization of intangibles and other assets to property operating expenses	(139)	(139)	(122)	(60)	(22)	(278)	(45)
Lease termination fees, net	1,094	1,362	141	455	199	2,456	236
Tenant funded landlord assets and lease incentives	535	228	3,395	504	2,164	763	2,533
Cash NOI adjustments in unconsolidated real estate JVs	102	101	93	96	85	203	165
NOI from real estate operations	$90,780	$89,107	$89,304	$84,643	$84,059	$179,887	$167,889

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Six Months Ended
			6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	86	8,128	90.6%	90.2%	91.1%	90.8%	91.2%	90.4%	91.7%
NoVA Defense/IT	13	1,992	87.7%	87.8%	88.4%	88.4%	87.0%	87.7%	85.4%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	96.9%	96.8%	96.9%	94.6%	94.0%	96.9%	93.8%
Redstone Arsenal	10	806	99.2%	99.2%	99.1%	99.7%	99.7%	99.2%	99.6%
Data Center Shells:
Consolidated properties	3	594	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	9	1,472	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	149	15,187	93.1%	92.9%	93.4%	93.1%	93.1%	93.0%	93.1%
Regional Office	7	1,959	92.0%	92.0%	92.1%	92.1%	92.0%	92.0%	91.3%
Core Portfolio Same Properties	156	17,146	92.9%	92.7%	93.3%	93.0%	92.9%	92.8%	92.9%
Other Same Properties	2	157	67.0%	68.4%	68.4%	68.4%	65.8%	67.7%	66.6%
Total Same Properties	158	17,303	92.7%	92.5%	93.0%	92.7%	92.7%	92.6%	92.7%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	86	8,128	90.5%	90.2%	90.9%	90.8%	91.0%
NoVA Defense/IT	13	1,992	87.7%	87.6%	88.1%	88.5%	87.0%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	96.9%	96.9%	97.2%	95.6%	93.9%
Redstone Arsenal	10	806	99.2%	99.2%	98.9%	99.2%	99.7%
Data Center Shells:
Consolidated properties	3	594	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	9	1,472	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	149	15,187	93.0%	92.8%	93.3%	93.2%	92.9%
Regional Office	7	1,959	91.3%	92.5%	92.1%	92.3%	92.0%
Core Portfolio Same Properties	156	17,146	92.8%	92.8%	93.1%	93.1%	92.8%
Other Same Properties	2	157	66.2%	68.4%	68.4%	68.4%	68.4%
Total Same Properties	158	17,303	92.6%	92.6%	92.9%	92.8%	92.6%

(1)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/20.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$63,405	$64,843	$62,495	$62,256	$61,657	$128,248	$125,029
NoVA Defense/IT	14,713	15,127	14,993	14,698	14,447	29,840	28,125
Lackland Air Force Base	13,420	12,555	13,047	12,603	13,257	25,975	25,333
Navy Support	8,445	8,398	8,403	8,007	8,119	16,843	16,459
Redstone Arsenal	4,785	4,555	4,487	4,449	4,405	9,340	9,081
Data Center Shells-Consolidated	2,366	2,419	2,559	2,281	2,358	4,785	4,626
Total Defense/IT Locations	107,134	107,897	105,984	104,294	104,243	215,031	208,653
Regional Office	15,205	14,995	14,829	14,913	15,162	30,200	30,622
Other Properties	652	665	663	753	676	1,317	1,374
Same Properties real estate revenues	$122,991	$123,557	$121,476	$119,960	$120,081	$246,548	$240,649

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,201	$40,692	$41,469	$41,074	$41,130	$82,893	$83,646
NoVA Defense/IT	9,174	9,251	9,436	9,454	9,112	18,425	17,606
Lackland Air Force Base	5,924	5,682	5,688	5,486	5,472	11,606	10,753
Navy Support	5,218	4,965	5,248	4,961	4,949	10,183	10,005
Redstone Arsenal	2,951	2,912	2,684	2,743	2,835	5,863	5,664
Data Center Shells:
Consolidated properties	2,070	2,066	2,072	1,942	1,933	4,136	3,876
COPT’s share of unconsolidated real estate JV	503	499	506	504	506	1,002	1,011
Total Defense/IT Locations	68,041	66,067	67,103	66,164	65,937	134,108	132,561
Regional Office	8,220	7,715	7,892	7,131	8,274	15,935	16,197
Other Properties	381	304	351	456	375	685	836
Same Properties NOI	$76,642	$74,086	$75,346	$73,751	$74,586	$150,728	$149,594

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,886	$38,891	$41,765	$40,679	$41,500	$80,777	$83,456
NoVA Defense/IT	9,599	9,138	9,519	9,410	9,610	18,737	18,728
Lackland Air Force Base	6,133	5,999	6,005	5,929	5,904	12,132	11,605
Navy Support	5,394	4,965	5,376	5,130	5,248	10,359	10,394
Redstone Arsenal	3,054	2,957	2,790	2,628	2,609	6,011	5,103
Data Center Shells:
Consolidated properties	1,778	1,806	1,783	1,670	1,651	3,584	3,307
COPT’s share of unconsolidated real estate JV	465	456	460	456	456	921	909
Total Defense/IT Locations	68,309	64,212	67,698	65,902	66,978	132,521	133,502
Regional Office	8,540	7,832	8,157	7,045	8,078	16,372	15,557
Other Properties	392	319	356	438	358	711	815
Same Properties cash NOI	77,241	72,363	76,211	73,385	75,414	149,604	149,874
Straight line rent adjustments and lease incentive amortization	(2,272)	41	(1,399)	(553)	(1,131)	(2,231)	(1,115)
Amortization of acquired above- and below-market rents	98	99	99	98	97	197	193
Amortization of intangibles and other assets to property operating expenses	—	—	—	(23)	(23)	—	(46)
Lease termination fees, net	1,094	1,362	141	454	200	2,456	238
Tenant funded landlord assets and lease incentives	441	179	249	342	(20)	620	348
Cash NOI adjustments in unconsolidated real estate JV	40	42	45	48	49	82	102
Same Properties NOI	$76,642	$74,086	$75,346	$73,751	$74,586	$150,728	$149,594
Percentage change in total Same Properties cash NOI (1)	2.4%					(0.2)%
Percentage change in Defense/IT Locations Same Properties cash NOI (1)	2.0%					(0.7)%

(1)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 6/30/21
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	317	56	250	31	—	—	654	—	7	661
Expiring Square Feet	357	72	250	31	—	—	710	24	10	744
Vacating Square Feet	40	16	—	—	—	—	56	24	3	83
Retention Rate (% based upon square feet) (1)	88.9%	77.6%	100.0%	100.0%	—%	—%	92.2%	—%	67.0%	88.9%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$3.95	$1.99	$2.00	$3.30	$—	$—	$3.01	$—	$0.28	$2.98
Weighted Average Lease Term in Years	4.3	4.3	5.0	4.5	—	—	4.6	—	11.8	4.6
Average Rent Per Square Foot
Renewal Average Rent	$37.17	$32.41	$50.29	$35.34	$—	$—	$41.69	$—	$25.83	$41.52
Expiring Average Rent	$34.55	$30.33	$44.30	$35.18	$—	$—	$37.95	$—	$20.69	$37.76
Change in Average Rent	7.6%	6.9%	13.5%	0.5%	—%	—%	9.9%	—%	24.8%	10.0%
Cash Rent Per Square Foot
Renewal Cash Rent	$36.75	$34.27	$48.52	$36.44	$—	$—	$41.02	$—	$26.32	$40.87
Expiring Cash Rent	$37.19	$34.58	$47.70	$37.84	$—	$—	$41.01	$—	$22.59	$40.82
Change in Cash Rent	(1.2)%	(0.9)%	1.7%	(3.7)%	—%	—%	—%	—%	16.5%	0.1%
Average Escalations Per Year	2.4%	2.5%	3.0%	2.6%	—%	—%	2.7%	—%	—%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	183	—	—	—	179	265	626	3	—	630
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$8.91	$—	$—	$—	$10.32	$—	$5.54	$13.83	$—	$5.59
Weighted Average Lease Term in Years	11.8	—	—	—	11.0	15.0	12.9	10.0	—	12.9
Average Rent Per Square Foot	$37.87	$—	$—	$—	$28.97	$31.40	$32.60	$73.66	$—	$32.82
Cash Rent Per Square Foot	$38.00	$—	$—	$—	$29.17	$27.70	$31.13	$68.89	$—	$31.33
Vacant Space (3)
Leased Square Feet	91	12	—	3	—	—	106	5	—	111
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$10.83	$9.80	$—	$9.34	$—	$—	$10.67	$9.95	$—	$10.64
Weighted Average Lease Term in Years	7.2	7.3	—	10.9	—	—	7.3	7.2	—	7.3
Average Rent Per Square Foot	$31.90	$27.46	$—	$46.19	$—	$—	$31.85	$29.08	$—	$31.72
Cash Rent Per Square Foot	$31.03	$29.00	$—	$44.00	$—	$—	$31.21	$27.50	$—	$31.04
Total Square Feet Leased	591	68	250	34	179	265	1,387	9	7	1,402
Average Escalations Per Year	2.4%	2.5%	3.0%	2.6%	2.5%	2.0%	2.3%	2.5%	—%	2.3%
Average Escalations Excl. Data Center Shells										2.5%
(1)Activity is exclusive of owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Retention rate excludes the effect of 63,000 square feet vacated in a property in the Ft Meade/BW Corridor that was removed from service for redevelopment in June 2021; our retention rate would be 81.9% if the effect of this vacancy was included. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred. Cash rent per square foot ignores the effect of rent abatements.
(2)Committed costs include tenant improvements and leasing commissions and exclude free rent concessions.
(3)Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Six Months Ended 6/30/21
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	380	56	250	112	10	—	808	—	7	815
Expiring Square Feet	506	72	250	123	10	—	961	70	10	1,041
Vacating Square Feet	126	16	—	10	—	—	153	70	3	226
Retention Rate (% based upon square feet) (1)	75.1%	77.6%	100.0%	91.5%	100.0%	—%	84.1%	—%	67.0%	78.3%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$3.86	$1.99	$2.00	$1.58	$1.06	$—	$2.80	$—	$0.28	$2.78
Weighted Average Lease Term in Years	4.2	4.3	5.0	3.1	1.0	—	4.3	—	11.8	4.3
Average Rent Per Square Foot
Renewal Average Rent	$36.47	$32.41	$50.29	$24.71	$27.32	$—	$38.72	$—	$25.83	$38.61
Expiring Average Rent	$34.02	$30.33	$44.30	$24.29	$22.96	$—	$35.45	$—	$20.69	$35.33
Change in Average Rent	7.2%	6.9%	13.5%	1.7%	19.0%	—%	9.2%	—%	24.8%	9.3%
Cash Rent Per Square Foot
Renewal Cash Rent	$35.93	$34.27	$48.52	$24.89	$27.32	$—	$38.07	$—	$26.32	$37.97
Expiring Cash Rent	$36.49	$34.58	$47.70	$25.50	$26.55	$—	$38.17	$—	$22.59	$38.04
Change in Cash Rent	(1.5)%	(0.9)%	1.7%	(2.4)%	2.9%	—%	(0.3)%	—%	16.5%	(0.2)%
Average Escalations Per Year	2.4%	2.5%	3.0%	2.7%	—%	—%	2.7%	—%	—%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	183	—	—	—	189	265	637	3	—	641
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$8.91	$—	$—	$—	$10.50	$—	$5.68	$13.83	$—	$5.72
Weighted Average Lease Term in Years	11.8	—	—	—	10.7	15.0	12.8	10.0	—	12.8
Average Rent Per Square Foot	$37.87	$—	$—	$—	$28.82	$31.40	$32.49	$73.66	$—	$32.71
Cash Rent Per Square Foot	$38.00	$—	$—	$—	$29.06	$27.70	$31.06	$68.89	$—	$31.27
Vacant Space (3)
Leased Square Feet	173	20	—	6	—	—	200	5	—	205
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$8.98	$8.20	$—	$6.13	$—	$—	$8.81	$9.95	$—	$8.84
Weighted Average Lease Term in Years	7.9	6.8	—	8.9	—	—	7.9	7.2	—	7.8
Average Rent Per Square Foot	$28.96	$31.16	$—	$40.18	$—	$—	$29.54	$29.08	$—	$29.52
Cash Rent Per Square Foot	$29.38	$31.36	$—	$44.00	$—	$—	$30.04	$27.50	$—	$29.98
Total Square Feet Leased	736	76	250	118	200	265	1,645	9	7	1,661
Average Escalations Per Year	2.4%	2.6%	3.0%	2.7%	2.5%	2.0%	2.4%	2.5%	—%	2.3%
Average Escalations Excl. Data Center Shells										2.5%
(1)Activity is exclusive of owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Retention rate excludes the effect of 63,000 square feet vacated in a property in the Ft Meade/BW Corridor that was removed from service for redevelopment in June 2021; our retention rate would be 73.8% if the effect of this vacancy was included. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred. Cash rent per square foot ignores the effect of rent abatements.
(2)Committed costs include tenant improvements and leasing commissions and exclude free rent concession.
(3)Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Lease Expiration Analysis as of 6/30/21 (1)
(dollars and square feet in thousands, except per square foot amounts)
Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	342	$10,474	1.9%	$30.42
NoVA Defense/IT	42	1,283	0.2%	30.88
Navy Support	117	3,946	0.7%	33.83
Redstone Arsenal	4	105	—%	24.97
Regional Office	44	1,568	0.3%	35.21
2021	549	17,375	3.2%	31.52
Ft Meade/BW Corridor	1,146	40,719	7.5%	35.42
NoVA Defense/IT	105	3,707	0.7%	35.25
Navy Support	273	6,812	1.3%	24.92
Redstone Arsenal	403	9,250	1.7%	22.96
Regional Office	539	17,903	3.3%	33.11
2022	2,466	78,390	14.5%	31.71
Ft Meade/BW Corridor	1,326	48,580	8.9%	36.61
NoVA Defense/IT	165	5,503	1.0%	33.34
Navy Support	215	6,218	1.1%	28.97
Redstone Arsenal	14	336	0.1%	24.15
Regional Office	143	4,372	0.8%	30.52
2023	1,863	65,008	11.9%	34.88
Ft Meade/BW Corridor	1,109	40,783	7.5%	36.75
NoVA Defense/IT	406	14,376	2.6%	35.41
Navy Support	291	6,789	1.2%	23.37
Redstone Arsenal	75	1,842	0.3%	24.44
Data Center Shells-Unconsolidated JV Properties	546	661	0.1%	12.11
Regional Office	75	2,306	0.4%	30.42
2024	2,502	66,758	12.3%	33.18
Ft Meade/BW Corridor	1,491	51,662	9.5%	34.58
NoVA Defense/IT	280	11,611	2.1%	41.47
Lackland Air Force Base	703	39,198	7.2%	55.78
Navy Support	53	1,250	0.2%	23.38
Redstone Arsenal	253	5,268	1.0%	20.69
Data Center Shells-Unconsolidated JV Properties	121	156	—%	12.93
Regional Office	110	4,064	0.7%	36.87
2025	3,011	113,209	20.8%	38.96
Thereafter
Consolidated Properties	6,752	200,214	36.9%	29.23
Unconsolidated JV Properties	2,515	3,705	0.7%	14.73
Core Portfolio	19,658	$544,659	100.0%	$32.23

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio	19,658	$544,659	99.5%	$32.23
Other Properties	104	2,514	0.5%	24.01
Total Portfolio	19,762	$547,173	100.0%	$32.18
Consolidated Portfolio	16,580	$542,650
Unconsolidated JV Properties	3,182	$4,523

Note: As of 6/30/21, the weighted average lease term was 5.3 years for the core and total portfolio and 5.1 years for the consolidated portfolio.

Wholesale Data Center

Year of Expiration	Critical Load (MW)	Annualized Rental Revenue of Expiring Leases (3)
2021 (5)	11.40	$14,982
2022	1.27	2,613
2023	0.92	1,742
2024	—	10
2025	3.10	5,328
Thereafter	—	290
	16.69	$24,965

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/21 of 178,000 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 6/30/21 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.
(5)An 11.25MW lease that expired in August 2020 remains in place until renewed by both parties or terminated by either party.

Corporate Office Properties Trust
2021 Core Portfolio Quarterly Lease Expiration Analysis as of 6/30/21 (1)
(dollars and square feet in thousands, except per square foot amounts)
Office and Data Center Shells

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	150	$4,255	0.8%	$28.40
NoVA Defense/IT	28	881	0.2%	31.24
Navy Support	18	502	0.1%	27.14
Redstone Arsenal	4	105	—%	24.97
Regional Office	18	573	0.1%	31.89
Q3 2021	218	6,316	1.2%	28.58
Ft Meade/BW Corridor	193	6,219	1.1%	32.37
NoVA Defense/IT	13	402	0.1%	30.11
Navy Support	99	3,444	0.6%	35.10
Regional Office	26	994	0.2%	37.47
Q4 2021	331	11,059	2.0%	33.49

	549	$17,375	3.2%	$31.52

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/21.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 6/30/21 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Tenants as of 6/30/21 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$195,448	34.2%	4,709	4.1
Fortune 100 Company		50,567	8.8%	4,876	9.0
General Dynamics Corporation		33,099	5.8%	752	2.5
The Boeing Company		17,508	3.1%	610	1.6
CACI International Inc		13,525	2.4%	354	3.7
CareFirst Inc.		11,409	2.0%	312	1.6
Booz Allen Hamilton, Inc.		11,047	1.9%	297	2.8
Peraton Corp.		9,070	1.6%	268	7.2
Northrop Grumman Corporation		8,091	1.4%	284	2.4
Wells Fargo & Company		7,055	1.2%	172	6.7
Yulista Holding, LLC		6,460	1.1%	366	8.5
AT&T Corporation		6,283	1.1%	321	8.3
Miles and Stockbridge, PC		6,146	1.1%	160	6.2
Mantech International Corp.		5,925	1.0%	195	3.5
Morrison & Foerster, LLP		5,925	1.0%	102	15.8
Raytheon Technologies Corporation		5,810	1.0%	157	2.1
Jacobs Engineering Group Inc.		5,307	0.9%	165	7.4
Transamerica Life Insurance Company		5,296	0.9%	140	0.5
The Mitre Corporation		4,828	0.8%	152	4.9
University of Maryland		4,592	0.8%	146	6.4
Subtotal Top 20 Tenants		413,391	72.1%	14,538	5.8
All remaining tenants		158,747	27.9%	5,224	3.9
Total/Weighted Average		$572,138	100.0%	19,762	5.3

(1)Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $4.5 million (see page 34 for additional information).
(2)Total ARR is the monthly contractual base rent as of 6/30/21, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 6/30/21, $5.6 million of our ARR was through the General Services Administration (GSA), representing 2.9% of our ARR from the United States Government and 1.0% of our total ARR.

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

Property	Property Segment	Location	# of Properties	Operational Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
Quarter Ended 6/30/21
90% interest in MP 1 and 2 (1)	Data Center Shells	Northern Virginia	2	432	6/2/21	100.0%	$107

(1)We sold a 90% interest in these properties based on an aggregate property value of $119 million and retained a 10% interest in the properties through, BRE-COPT 3, an unconsolidated real estate JV.

Corporate Office Properties Trust
Summary of Development Projects as of 6/30/21 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 7/13/21	as of 6/30/21 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
4600 River Road (4)	College Park, Maryland	102	54%	$30,878	$24,610	$16,723	4Q 20	4Q 21
610 Guardian Way	Annapolis Junction, Maryland	107	100%	61,750	37,108	—	4Q 21	4Q 21
560 National Business Parkway	Annapolis Junction, Maryland	183	100%	66,325	17,794	—	2Q 22	4Q 22
Subtotal / Average		392	88%	158,953	79,512	16,723

NoVA Defense/IT:
NoVA Office C	Chantilly, Virginia	348	100%	105,241	78,130	2,794	3Q 21	3Q 21

Navy Support:
Expedition VII	St. Mary’s County, Maryland	29	62%	8,820	3,057	—	4Q 21	4Q 22

Redstone Arsenal:
6000 Redstone Gateway (5)	Huntsville, Alabama	42	100%	9,796	8,832	7,800	4Q 20	4Q 21
8000 Rideout Road (6)	Huntsville, Alabama	100	73%	27,372	18,521	1,735	2Q 21	2Q 22
8300 Rideout Road	Huntsville, Alabama	131	0%	39,953	9,346	—	3Q 22	3Q 23
6200 Redstone Gateway	Huntsville, Alabama	173	91%	53,900	4,066	—	1Q 23	1Q 24
7000 Redstone Gateway	Huntsville, Alabama	46	46%	11,600	815	—	1Q 23	1Q 24
Subtotal / Average		492	60%	142,621	41,580	9,535

Data Center Shells:
Oak Grove C	Northern Virginia	265	100%	92,700	26,634	—	1Q 22	1Q 22
PS A	Northern Virginia	227	100%	65,600	5,966	—	2Q 23	2Q 23
PS B	Northern Virginia	193	100%	55,000	4,789	—	2Q 24	2Q 24
Subtotal / Average		685	100%	213,300	37,389	—
Total Under Development		1,946	87%	$628,935	$239,668	$29,052

(1)Includes properties under, or contractually committed for, development as of 6/30/21.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 55,000 square feet were operational as of 6/30/21.
(5)Although classified as under development, 32,000 square feet were operational as of 6/30/21.
(6)Although classified as under development, 9,000 square feet were operational as of 6/30/21.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 6/30/21
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	% Leased as of 6/30/21	as of 6/30/21 (1)					Actual or Anticipated Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Anticipated Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
6740 Alexander Bell Drive Columbia, Maryland	Ft Meade/BW Corridor	57	0%	$3,522	$11,578	$15,100	$3,522	$3,522	2Q 22	2Q 23

(1)Cost includes land, development, leasing costs and allocated portion of shared infrastructure.
(2)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Development and Redevelopment Placed in Service as of 6/30/21
(square feet in thousands)

		Total Property		Square Feet Placed in Service					Total Space Placed in Service % Leased as of 6/30/21
	Property Segment	% Leased as of 6/30/21	Rentable Square Feet	Prior Year	2021			Total
Property and Location					1st Quarter	2nd Quarter	Total 2021
7100 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	100%	46	—	46	—	46	46	100%
8000 Rideout Road Huntsville, Alabama	Redstone Arsenal	9%	100	—	—	9	9	9	100%
2100 L Street Washington, D.C.	Regional Office	59%	188	107	—	81	81	188	59%
Project EL San Antonio, Texas	Lackland Air Force Base	100%	107	—	—	107	107	107	100%
Total Development/Redevelopment Placed in Service		62%	441	107	46	197	243	350	78%
% Leased as of 6/30/21					100%	60%	68%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 6/30/21 (1)
(in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	170	1,816
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	315	3,444
NoVA Defense/IT	29	1,133
Navy Support	38	64
Redstone Arsenal (2)	335	2,776
Data Center Shells	43	913
Total Defense/IT Locations	760	8,330
Regional Office	10	900
Total land owned/controlled for future development	770	9,230	$226,672

Other land owned/controlled	43	638	3,442
Land held, net	813	9,868	$230,114

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development or redevelopment as detailed on pages 25 and 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 33). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Gross Debt Balance at 6/30/21

Debt
Secured debt	2.5	3.26%	3.34%	$261,114
Unsecured debt	5.3	2.56%	2.94%	1,869,961
Total Consolidated Debt	4.9	2.65%	2.99%	$2,131,075

Fixed rate debt (3)	6.5	3.21%	3.34%	$1,723,662
Variable rate debt	1.6	1.46%	1.53%	407,413
Total Consolidated Debt				$2,131,075

Common Equity
Common Shares				112,336
Common Units (4)				1,430
Total Common Shares and Units				113,766

Closing Common Share Price on 6/30/21				$27.99
Equity Market Capitalization				$3,184,310

Total Market Capitalization				$5,315,385
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts of $284.2 million that hedge the risk of changes in interest rates on variable rate debt.
(4)Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	3/3/21
Moody’s	Baa3	Stable	3/3/21
Standard & Poor’s	BBB-	Stable	3/3/21

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/21
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$169,000	Mar-23	(1)(2)	7740 Milestone Parkway	3.96%		$16,668	$15,902	Feb-23
Senior Unsecured Notes					100 & 30 Light Street	4.32%		49,906	47,676	Jun-23
5.00% due 2025	5.00%	300,000	Jul-25		LW Redstone:
2.25% due 2026	2.25%	400,000	Mar-26		1000, 1200 & 1100 Redstone
2.75% due 2031	2.75%	600,000	Apr-31		Gateway (3)	4.47%	(4)	31,214	27,649	Jun-24
Subtotal - Senior Unsecured Notes	3.12%	$1,300,000			4000 & 4100 Market Street and
					8800 Redstone Gateway (2)(3)	L + 1.55%		23,000	22,100	Mar-25	(5)
Unsecured Bank Term Loans					M Square:
2022 Maturity	L + 1.25%	$400,000	Dec-22	(2)	5825 & 5850 University Research
Other Unsecured Debt	0.00%	961	May-26		Court (3)	3.82%		40,713	35,603	Jun-26
Total Unsecured Debt	2.56%	$1,869,961			5801 University Research Court (2)(5)	L + 1.45%		11,200	10,020	Aug-26
					2100 L Street (2)(3)	L + 2.35%		88,413	88,413	Sept-22	(6)
Debt Summary					Total Secured Debt	3.26%		$261,114
Total Unsecured Debt	2.56%	$1,869,961
Total Secured Debt	3.26%	261,114
Consolidated Debt	2.65%	$2,131,075
Net discounts and deferred financing costs		(21,435)
Debt, per balance sheet		$2,109,640

Consolidated Debt		$2,131,075
COPT’s share of unconsolidated JV gross debt		26,250
Gross debt		$2,157,325
(1)The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(6)The loan maturity may be extended by one year, provided certain conditions are met.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/21 (continued)

(1)Revolving Credit Facility maturity of $169.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2)Includes the effect of $284.2 million in interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 6/30/21					As of and for Three Months Ended 6/30/21
Senior Note Covenants (1)	Required	2.25% and 2.75% Notes	5.00% Notes		Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	39.8%	40.3%		Total Debt / Total Assets	< 60%	36.7%
Secured Debt / Total Assets	< 40%	4.9%	5.4%		Secured Debt / Total Assets	< 40%	4.4%
Debt Service Coverage	> 1.5x	5.2x	5.3x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.7x
Unencumbered Assets / Unsecured Debt	> 150%	254.6%	254.6%		Unsecured Debt / Unencumbered Assets	< 60%	36.1%
					Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	5.4x

Debt Ratios		Page Refer.			Unencumbered Portfolio Analysis
Gross debt		30	$2,157,325		# of unencumbered properties		156
Adjusted book		37	$5,436,755		% of total portfolio		85%
Net debt / adjusted book ratio			39.4%		Unencumbered square feet in-service		16,971
Net debt		37	$2,139,770		% of total portfolio		81%
Net debt adj. for fully-leased development		37	$1,968,317		NOI from unencumbered real estate operations		$82,265
In-place adjusted EBITDA		10	$84,807		% of total NOI from real estate operations		91%
Net debt / in-place adjusted EBITDA ratio			6.3	x	Adjusted EBITDA from unencumbered real estate operations		$76,532
Net debt adj. for fully-leased development / in-place adj. EBITDA ratio			5.8	x	% of total adjusted EBITDA from real estate operations		90%
Denominator for debt service coverage		36	$15,806		Unencumbered adjusted book		$4,829,486
Denominator for fixed charge coverage		36	$17,513		% of total adjusted book		89%
Adjusted EBITDA		10	$85,186
Adjusted EBITDA debt service coverage ratio			5.4	x
Adjusted EBITDA fixed charge coverage ratio			4.9	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 6/30/21
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 6/30/21 (1)	NOI for the Six Months Ended 6/30/21 (1)	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Associates, LLC (4 properties)	368	98.0%	98.0%	$1,808	$3,561	$87,593	$51,913	50%
Huntsville, Alabama:
LW Redstone Company, LLC (16 properties)	1,372	100.0%	100.0%	5,251	10,511	290,668	54,214	85%	(3)
Washington, D.C.:
Stevens Place (1 property)	188	56.9%	58.7%	822	2,120	163,349	88,413	95%
Total/Average	1,928	95.4%	95.6%	$7,881	$16,192	$541,610	$194,540

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Research Park	395	$13,635	$—	50%
Huntsville, Alabama:
Redstone Gateway (4)	3,227	138,435	—	85%	(3)
Total	3,622	$152,070	$—

(1)Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)Total assets includes the assets of the consolidated joint venture plus any outside investment basis.
(3)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(4)Total assets include $69.2 million in amortized cost basis pertaining to amounts due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 6/30/21
(dollars and square feet in thousands)

Joint venture information (1)	BREIT-COPT	BRE-COPT 2	BRE-COPT 3
COPT ownership %	10%	10%	10%
COPT’s investment	$12,840	$15,877	$11,869
# of Properties	9	8	2
Square Feet	1,472	1,278	432
% Occupied	100%	100%	100%
COPT’s share of ARR	$2,164	$1,728	$631

Balance sheet information (1)	Total	COPT’s Share (2)
Operating properties, net	$689,560	$68,956
Total assets	$754,266	$75,427
Debt	$261,682	$26,168
Total liabilities	$275,292	$27,529

	Three Months Ended 6/30/21		Six Months Ended 6/30/21
Operating information (1)	Total	COPT’s Share (2)	Total	COPT’s Share (2)
Revenue	$11,182	$1,119	$22,257	$2,226
Operating expenses	(1,455)	(146)	(3,361)	(336)
NOI and EBITDA	9,727	973	18,896	1,890
Interest expense	(2,350)	(235)	(4,741)	(474)
Depreciation and amortization	(5,232)	(476)	(10,233)	(930)
Net income	$2,145	$262	$3,922	$486

NOI (per above)	$9,727	$973	$18,896	$1,890
Straight line rent adjustments	(543)	(55)	(1,076)	(108)
Amortization of acquired above- and below-market rents	(476)	(47)	(952)	(95)
Cash NOI	$8,708	$871	$16,868	$1,687

(1)Refer to the section entitled “Definitions” for joint venture names. On 6/2/21, we sold a 90% interest in two data center shell properties totaling 432,000 square feet based on an aggregate property value of $119 million and retained a 10% interest in the properties through BRE-COPT 3, a newly-formed JV.
(2)Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
NOI from real estate operations (1)
Real estate revenues	$144,423	$145,164	$139,628	$134,443	$132,538	$289,587	$264,654
Property operating expenses	(54,616)	(56,974)	(52,085)	(51,552)	(50,204)	(111,590)	(100,203)
COPT’s share of NOI in unconsolidated real estate JVs (2)	973	917	1,761	1,752	1,725	1,890	3,438
NOI from real estate operations	90,780	89,107	89,304	84,643	84,059	179,887	167,889
General and administrative expenses	(7,293)	(6,062)	(7,897)	(5,558)	(6,511)	(13,355)	(11,814)
Leasing expenses	(1,929)	(2,344)	(1,993)	(1,909)	(1,647)	(4,273)	(3,830)
Business development expenses and land carry costs	(1,372)	(1,094)	(999)	(1,094)	(1,262)	(2,466)	(2,380)
NOI from construction contracts and other service operations	906	765	837	1,103	525	1,671	1,085
Equity in loss of unconsolidated non-real estate entities	(2)	(2)	(2)	(1)	(1)	(4)	(3)
Interest and other income	2,228	1,865	3,341	1,746	2,282	4,093	3,487
Credit loss (expense) recoveries (3)	(193)	907	772	1,465	(615)	714	(1,304)
Loss on early extinguishment of debt	(25,228)	(33,166)	(4,069)	(3,237)	—	(58,394)	—
Loss on interest rate derivatives	—	—	—	(53,196)	—	—	—
Interest expense	(15,942)	(17,519)	(17,148)	(17,152)	(16,797)	(33,461)	(33,637)
COPT’s share of interest expense of unconsolidated real estate JVs (2)	(235)	(239)	(432)	(455)	(452)	(474)	(904)
Income tax expense	(24)	(32)	(258)	(16)	(30)	(56)	(79)
FFO - per Nareit (1)	$41,696	$32,186	$61,456	$6,339	$59,551	$73,882	$118,510

Real estate revenues
Lease revenue
Fixed contractual payments	$113,423	$112,425	$110,748	$106,743	$103,993	$225,848	$208,102
Variable lease payments (4)	30,235	32,199	28,345	27,132	28,154	62,434	55,057
Lease revenue	143,658	144,624	139,093	133,875	132,147	288,282	263,159
Other property revenue	765	540	535	568	391	1,305	1,495
Real estate revenues	$144,423	$145,164	$139,628	$134,443	$132,538	$289,587	$264,654

Provision for credit losses (recoveries) on billed lease revenue	$(5)	$—	$41	$212	$358	$(5)	$3
(1)Refer to section entitled “Definitions” for a definition of this measure.
(2)See page 34 for a schedule of the related components.
(3)Excludes credit losses on lease revenue, which are included in lease revenue.
(4)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	6/30/21	6/30/20
Total interest expense	$15,942	$17,519	$17,148	$17,152	$16,797	$33,461	$33,637
Less: Amortization of deferred financing costs	(811)	(793)	(664)	(658)	(642)	(1,604)	(1,217)
Less: Amortization of net debt discounts, net of amounts capitalized	(520)	(542)	(504)	(453)	(390)	(1,062)	(776)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	236	234	422	444	442	470	883
Denominator for interest coverage	14,847	16,418	16,402	16,485	16,207	31,265	32,527
Scheduled principal amortization	959	962	1,048	1,033	1,023	1,921	2,044
Denominator for debt service coverage	15,806	17,380	17,450	17,518	17,230	33,186	34,571
Capitalized interest	1,707	1,805	2,620	2,908	3,174	3,512	6,532
Preferred unit distributions	—	—	69	77	77	—	154
Denominator for fixed charge coverage	$17,513	$19,185	$20,139	$20,503	$20,481	$36,698	$41,257

Common share dividends - unrestricted shares and deferred shares	$30,811	$30,805	$30,764	$30,763	$30,761	$61,616	$61,515
Common share dividends - restricted shares and deferred shares	77	97	94	80	94	174	178
Common unit distributions - unrestricted units	347	347	341	341	341	694	680
Common unit distributions - restricted units	52	51	31	25	25	103	50
Preferred unit distributions	—	—	69	77	77	—	154
Total dividends/distributions	$31,287	$31,300	$31,299	$31,286	$31,298	$62,587	$62,577

Common share dividends - unrestricted shares and deferred shares	$30,811	$30,805	$30,764	$30,763	$30,761	$61,616	$61,515
Common unit distributions - unrestricted units	347	347	341	341	341	694	680
Distributions on dilutive preferred units	—	—	69	—	77	—	154
Dividends and distributions for diluted FFO payout ratio	31,158	31,152	31,174	31,104	31,179	62,310	62,349
Distributions on dilutive preferred units	—	—	—	77	—	—	—
Dividends and distributions for other payout ratios	$31,158	$31,152	$31,174	$31,181	$31,179	$62,310	$62,349

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Total assets	$4,052,032	$4,112,948	$4,077,023	$4,120,189	$4,011,325
Accumulated depreciation	1,182,432	1,157,059	1,124,253	1,095,441	1,065,094
Accumulated amort. of real estate intangibles and deferred leasing costs	219,666	217,811	217,124	215,651	216,267
COPT’s share of liabilities of unconsolidated real estate JVs	27,529	27,603	26,710	50,957	50,984
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	2,578	2,043	1,489	10,640	9,815
Less: Property - operating lease liabilities	(29,909)	(30,176)	(30,746)	(26,382)	(20,796)
Less: Property - finance lease liabilities	(18)	(28)	(28)	(28)	(688)
Less: Cash and cash equivalents	(17,182)	(36,139)	(18,369)	(11,458)	(21,596)
Less: COPT’s share of cash of unconsolidated real estate JVs	(373)	(202)	(152)	(538)	(627)
Adjusted book	$5,436,755	$5,450,919	$5,397,304	$5,454,472	$5,309,778

Gross debt (page 30)	$2,157,325	$2,257,854	$2,127,715	$2,247,523	$2,073,351
Less: Cash and cash equivalents	(17,182)	(36,139)	(18,369)	(11,458)	(21,596)
Less: COPT’s share of cash of unconsolidated real estate JVs	(373)	(202)	(152)	(538)	(627)
Net debt	$2,139,770	$2,221,513	$2,109,194	$2,235,527	$2,051,128
Preferred equity	—	—	—	8,800	8,800
Net debt plus preferred equity	$2,139,770	$2,221,513	$2,109,194	$2,244,327	$2,059,928
Costs incurred on fully-leased development properties	(171,453)	(128,032)	(114,532)	(149,201)	(152,557)
Net debt adjusted for fully-leased development plus preferred equity	$1,968,317	$2,093,481	$1,994,662	$2,095,126	$1,907,371

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; accounting charges for original issuance costs associated with redeemed preferred shares; allocations of FFO to holders of noncontrolling interests resulting from capital events; and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; (2) the addition of pro forma adjustments to NOI for (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy; and (3) certain adjustments to deferred rental revenue associated with changes in our assessment of collectability that we believe are not closely correlated with our operating performance. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of outstanding preferred equity.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased.

Net debt adjusted for fully-leased development plus preferred equity
Defined as Net debt less costs incurred on properties under development that were 100% leased plus the total liquidation preference of outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Corporate Office Properties Trust
Definitions
Net debt to in-place adjusted EBITDA ratio, Net debt plus preferred equity to in-place adjusted EBITDA ratio, Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt, Net debt plus preferred equity, Net debt adjusted for fully-leased development or Net debt adjusted for fully-leased development plus preferred equity divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Corporate Office Properties Trust
Definitions
Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

BRE-COPT 2 — B RE COPT DC JV II LLC, a real estate JV formed in 2020.

BRE-COPT 3 — B RE COPT DC JV III LLC, a real estate JV formed in 2021.

BREIT-COPT — BREIT COPT DC JV LLC, a real estate JV formed in 2019.

Development Properties — Properties under, or contractually committed for, development.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Corporate Office Properties Trust
Definitions

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating office and data center shell properties stably owned and 100% operational since at least 1/1/20.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Reports Second Quarter 2021 Results
Raises Midpoint of Full Year Guidance by 4-Cents, Implying 6.6% Growth
in FFOPS, as Adjusted for Comparability

Earlier Development Completions & Stronger Same-Property Results
Drive Higher 2021 Expectations
_______________________________________________________________

Reported EPS of $0.38 in 2Q;
FFO per Share, as Adjusted for Comparability, of $0.58 was 1-Cent Above
High-End of Guidance

Same-Property Cash NOI Increased 2.4% in the Quarter, Strongly Outperforming Guidance
Raising Midpoint of Same-Property Cash NOI Guidance for the Year

Core Portfolio 93.7% Occupied & 94.6% Leased

1.95 Million SF of Active Developments are 87% Leased
_______________________________________________________________

Solid Leasing Activity

Total Leasing of 1.4 Million SF in the Quarter Included 630,000 SF of Development Leasing

2Q Tenant Retention of 89% and Cash Rent Rolled Up 0.1%
78% Retention Rate and a Modest (0.2%) Change in Cash Rents for the First Half of 2021
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) July 29, 2021 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced results for the second quarter ended June 30, 2021.

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Our differentiated portfolio of office and data center properties that support priority missions at U.S. defense installations continues to produce strong results. Existing operations generated better than expected same-property results, vacancy leasing for Defense/IT Locations was solid, and development leasing was strong. Having completed 694,000 square feet of development leasing through July, we are confident we will achieve our one million square feet development leasing goal for the year. Additionally, we expect to deliver three major development projects early, thereby accelerating our lease commencements. Due to excellent execution on development projects and an improved outlook for same-property operations, we are increasing the midpoint of our full-year guidance for FFO per share, as adjusted for comparability, from $2.22 to $2.26. The midpoint of our updated full year guidance is seven-cents above our original midpoint and represents 6.6% growth over 2020 elevated results.”
i

Financial Highlights

2nd Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.38 for the quarter ended June 30, 2021 compared to $0.21 for the second quarter of 2020.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.35 for the second quarter of 2021 compared to $0.51 for second quarter 2020.

•FFOPS, as adjusted for comparability, was $0.58 for the second quarter of 2021 compared to $0.51 for the second quarter of 2020.

Operating Performance Highlights

Operating Portfolio Summary:
•At June 30, 2021, the Company’s core portfolio of 181 operating office and data center shell properties was 93.7% occupied and 94.6% leased.

•During the quarter, the Company placed into service 197,000 square feet that were 60% leased.

Same-Property Performance:
•At June 30, 2021, COPT’s same-property portfolio of 158 buildings was 92.6% occupied and 93.5% leased.

•For the quarter ended June 30, 2021, the Company’s same-property cash NOI increased 2.4% over the prior year’s comparable period.

Leasing:
•Total Square Feet Leased: For the quarter ended June 30, 2021, the Company leased 1.4 million total square feet, including 661,000 square feet of renewals, 630,000 square feet in development projects, and 111,000 square feet of new leases on vacant space. For the six months ended June 30, 2021, the Company executed 1.7 million square feet of total leasing, including 815,000 square feet of renewals, 641,000 square feet in development projects, and 205,000 square feet of vacancy leasing.

•Renewal Rates: During the quarter and six months ended June 30, 2021, the Company renewed 88.9% and 78.3%, respectively, of expiring square feet.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter and six months ended June 30, 2021, cash rents on renewed space increased 0.1% and decreased 0.2%, respectively. For the same time periods, annual escalations on renewing leases averaged 2.6%.

•Lease Terms: In the second quarter of 2021, lease terms averaged 4.6 years on renewing leases, 12.9 years on development leasing, and 7.3 years on new leasing of vacant space. For the first six months, lease terms averaged 4.3 years on renewing leases, 12.8 years on development leasing, and 7.8 years on vacancy leasing.

Investment Activity Highlights
•Development Pipeline: At June 30, 2021, the Company’s development pipeline consisted of 13 properties totaling 1.9 million square feet that were 87% leased. These projects have a total estimated cost of $628.9 million, of which $239.7 million has been incurred.

•During the quarter, the Company also moved 6740 Alexander Bell Drive, a 57,000 square foot building in Columbia Gateway into redevelopment. COPT intends to invest $11.6 million to reposition the property.

Balance Sheet and Capital Transaction Highlights
•In April, the Company redeemed the remaining $166 million of its 3.6% senior notes due 2023 and $104 million of its 5.25% senior notes due 2024.

•In June, the Company sold two data center shells to a new, 90%/10% joint venture with Blackstone Real Estate, generating approximately $107 million of equity.

•At June 30, 2021, the Company’s net debt to adjusted book ratio was 39.4% and its net debt to in-place adjusted EBITDA ratio was 6.3x. As of the same date, net debt adjusted for fully-leased development plus preferred equity to in-place adjusted EBITDA ratio was 5.8x. For the quarter ended June 30, 2021, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.9x.

•At June 30, 2021, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 2.99% with a weighted average maturity of 4.9 years; additionally, 80.9% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its second quarter 2021 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

2021 Guidance
Management is increasing its full-year guidance for EPS and FFOPS, per Nareit and as adjusted for comparability from the prior ranges of $0.28-$0.34, $1.68-$1.74, and $2.19-$2.25, respectively, to new ranges of $0.72-$0.76, $1.73-$1.77, and $2.24-$2.28, respectively. Management is establishing guidance ranges for EPS and FFOPS (per Nareit and as adjusted for comparability) for third quarter at $0.19-$0.21 and $0.54-$0.56, respectively, and fourth quarter at $0.21-$0.23 and $0.56-$0.58, respectively. Reconciliations of projected EPS to projected FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter ending		Quarter ending		Year ending
	September 30, 2021		December 31, 2021		December 31, 2021
	Low	High	Low	High	Low	High
EPS	$0.19	$0.21	$0.21	$0.23	$0.72	$0.76
Real estate-related depreciation and amortization	0.35	0.35	0.35	0.35	1.36	1.36
Gain on sales of real estate	—	—	—	—	(0.35)	(0.35)
FFOPS, Nareit definition	0.54	0.56	0.56	0.58	1.73	1.77
Loss on early extinguishment of debt	—	—	—	—	0.51	0.51
FFOPS, as adjusted for comparability	$0.54	$0.56	$0.56	$0.58	$2.24	$2.28

Conference Call Information
Management will discuss second quarter 2021 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:            Friday, July 30, 2021
Time:                    12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)    855-463-9057
Telephone Number: (outside the U.S.)    661-378-9894
Passcode:                8848821

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be immediately available via webcast on the Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, July 30, through 3:00

p.m. Eastern Time on Friday, August 13. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 8848821.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of June 30, 2021, the Company derived 88% of its core portfolio annualized rental revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 19 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 181 office and data center shell properties encompassed 21.0 million square feet and was 94.6% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Revenues from real estate operations	$144,423	$132,538	$289,587	$264,654
Construction contract and other service revenues	19,988	12,236	36,546	25,917
Total revenues	164,411	144,774	326,133	290,571
Operating expenses
Property operating expenses	54,616	50,204	111,590	100,203
Depreciation and amortization associated with real estate operations	37,555	33,612	74,876	66,208
Construction contract and other service expenses	19,082	11,711	34,875	24,832
General and administrative expenses	7,293	6,511	13,355	11,814
Leasing expenses	1,929	1,647	4,273	3,830
Business development expenses and land carry costs	1,372	1,262	2,466	2,380
Total operating expenses	121,847	104,947	241,435	209,267
Interest expense	(15,942)	(16,797)	(33,461)	(33,637)
Interest and other income	2,228	2,282	4,093	3,487
Credit loss (expense) recoveries	(193)	(615)	714	(1,304)
Gain on sales of real estate	40,233	—	39,743	5
Loss on early extinguishment of debt	(25,228)	—	(58,394)	—
Income before equity in income of unconsolidated entities and income taxes	43,662	24,697	37,393	49,855
Equity in income of unconsolidated entities	260	454	482	895
Income tax expense	(24)	(30)	(56)	(79)
Net income	43,898	25,121	37,819	50,671
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(559)	(284)	(474)	(571)
Preferred units in the OP	—	(77)	—	(154)
Other consolidated entities	(938)	(1,263)	(1,613)	(2,395)
Net income attributable to COPT common shareholders	$42,401	$23,497	$35,732	$47,551

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$42,401	$23,497	$35,732	$47,551
Amount allocable to share-based compensation awards	(125)	(109)	(235)	(206)
Redeemable noncontrolling interests	(20)	—	7	—
Numerator for diluted EPS	$42,256	$23,388	$35,504	$47,345
Denominator:
Weighted average common shares - basic	111,974	111,800	111,931	111,762
Dilutive effect of share-based compensation awards	297	321	280	280
Dilutive effect of redeemable noncontrolling interests	133	—	125	—
Weighted average common shares - diluted	112,404	112,121	112,336	112,042
Diluted EPS	$0.38	$0.21	$0.32	$0.42
v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$43,898	$25,121	$37,819	$50,671
Real estate-related depreciation and amortization	37,555	33,612	74,876	66,208
Gain on sales of real estate	(40,233)	—	(39,743)	(5)
Depreciation and amortization on unconsolidated real estate JVs	476	818	930	1,636
Funds from operations (“FFO”)	41,696	59,551	73,882	118,510
FFO allocable to other noncontrolling interests	(1,302)	(1,525)	(2,329)	(13,540)
Basic FFO allocable to share-based compensation awards	(193)	(254)	(353)	(447)
Noncontrolling interests - preferred units in the OP	—	(77)	—	(154)
Basic FFO available to common share and common unit holders (“Basic FFO”)	40,201	57,695	71,200	104,369
Dilutive preferred units in the OP	—	77	—	154
Redeemable noncontrolling interests	11	37	70	69
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	40,212	57,809	71,270	104,592
Loss on early extinguishment of debt	25,228	—	58,394	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(137)	(1)	(304)	(51)
Demolition costs on redevelopment and nonrecurring improvements	302	9	302	52
FFO allocation to other noncontrolling interests resulting from capital event	—	—	—	11,090
Diluted FFO available to common share and common unit holders, as adjusted for comparability	65,605	57,817	129,662	115,683
Straight line rent adjustments and lease incentive amortization	(1,288)	2,523	(4,645)	1,671
Amortization of intangibles and other assets included in net operating income	41	(73)	81	(147)
Share-based compensation, net of amounts capitalized	2,009	1,638	3,913	3,027
Amortization of deferred financing costs	811	642	1,604	1,217
Amortization of net debt discounts, net of amounts capitalized	520	390	1,062	776
Replacement capital expenditures	(13,095)	(16,132)	(25,325)	(33,886)
Other diluted AFFO adjustments associated with real estate JVs	178	(115)	419	(156)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$54,781	$46,690	$106,771	$88,185
Diluted FFO per share	$0.35	$0.51	$0.63	$0.92
Diluted FFO per share, as adjusted for comparability	$0.58	$0.51	$1.14	$1.02
Dividends/distributions per common share/unit	$0.275	$0.275	$0.550	$0.550

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2021	December 31, 2020
Balance Sheet Data
Properties, net of accumulated depreciation	$3,530,717	$3,562,549
Total assets	4,052,032	4,077,023
Debt, per balance sheet	2,109,640	2,086,918
Total liabilities	2,354,680	2,357,881
Redeemable noncontrolling interests	26,040	25,430
Equity	1,671,312	1,693,712
Net debt to adjusted book	39.4%	39.1%

Core Portfolio Data (as of period end) (1)
Number of operating properties	181	179
Total operational square feet (in thousands)	20,978	20,802
% Occupied	93.7%	94.3%
% Leased	94.6%	95.0%

For the Three Months Ended June 30,	For the Six Months Ended June 30,
2021	2020	2021	2020
Payout ratios
Diluted FFO	77.5%	53.9%	87.4%	59.6%
Diluted FFO, as adjusted for comparability	47.5%	53.9%	48.1%	53.9%
Diluted AFFO	56.9%	66.8%	58.4%	70.7%
Adjusted EBITDA fixed charge coverage ratio	4.9	x	3.8	x	4.6	x	3.8	x
Net debt plus preferred equity to in-place adjusted EBITDA ratio (2)	6.3	x	6.4	x	N/A	N/A
Net debt adj. for fully-leased development plus pref. equity to in-place adj. EBITDA ratio (3)	5.8	x	5.9	x	N/A	N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,404	112,121	112,336	112,042
Weighted average common units	1,262	1,237	1,254	1,232
Redeemable noncontrolling interests	—	157	—	133
Dilutive convertible preferred units	—	176	—	176
Denominator for diluted FFO per share and as adjusted for comparability	113,666	113,691	113,590	113,583

(1)Represents Defense/IT Locations and Regional Office properties.
(2)Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).
(3)Represents net debt less costs incurred on properties under development that were 100% leased as of period end plus the total liquidation preference of preferred equity divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,811	$30,761	$61,616	$61,515
Common unit distributions - unrestricted units	347	341	694	680
Distributions on dilutive preferred units	—	77	—	154
Dividends and distributions for payout ratios	$31,158	$31,179	$62,310	$62,349

Reconciliation of GAAP net (loss) income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$43,898	$25,121	$37,819	$50,671
Interest expense	15,942	16,797	33,461	33,637
Income tax expense	24	30	56	79
Real estate-related depreciation and amortization	37,555	33,612	74,876	66,208
Other depreciation and amortization	1,045	448	1,600	867
Gain on sales of real estate	(40,233)	—	(39,743)	(5)
Adjustments from unconsolidated real estate JVs	711	1,270	1,404	2,540
EBITDAre	58,942	77,278	109,473	153,997
Loss on early extinguishment of debt	25,228	—	58,394	—
Net (gain) loss on other investments	(63)	2	(63)	2
Credit loss expense (recoveries)	193	615	(714)	1,304
Business development expenses	584	678	1,132	1,216
Demolition costs on redevelopment and nonrecurring improvements	302	9	302	52
Adjusted EBITDA	85,186	78,582	$168,524	$156,571
Proforma net operating income adjustment for property changes within period	(379)	959
Change in collectability of deferred rental revenue	—	1,007
In-place adjusted EBITDA	$84,807	$80,548

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$15,942	$16,797	$33,461	$33,637
Less: Amortization of deferred financing costs	(811)	(642)	(1,604)	(1,217)
Less: Amortization of net debt discounts, net of amounts capitalized	(520)	(390)	(1,062)	(776)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	236	442	470	883
Scheduled principal amortization	959	1,023	1,921	2,044
Capitalized interest	1,707	3,174	3,512	6,532
Preferred unit distributions	—	77	—	154
Denominator for fixed charge coverage-Adjusted EBITDA	$17,513	$20,481	$36,698	$41,257

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$8,303	$8,870	$15,442	$20,227
Building improvements	6,771	13,662	10,399	16,137
Leasing costs	2,805	2,222	3,934	4,984
Net additions to tenant improvements and incentives	(988)	329	1,912	2,355
Excluded building improvements and leasing costs	(3,796)	(8,951)	(6,362)	(9,817)
Replacement capital expenditures	$13,095	$16,132	$25,325	$33,886

Same Properties cash NOI	$77,241	$75,414	$149,604	$149,874
Straight line rent adjustments and lease incentive amortization	(2,272)	(1,131)	(2,231)	(1,115)
Amortization of acquired above- and below-market rents	98	97	197	193
Amortization of intangibles and other assets to property operating expenses	—	(23)	—	(46)
Lease termination fees, net	1,094	200	2,456	238
Tenant funded landlord assets and lease incentives	441	(20)	620	348
Cash NOI adjustments in unconsolidated real estate JV	40	49	82	102
Same Properties NOI	$76,642	$74,586	$150,728	$149,594

	June 30, 2021	December 31, 2020
Reconciliation of total assets to adjusted book
Total assets	$4,052,032	$4,077,023
Accumulated depreciation	1,182,432	1,124,253
Accumulated amortization of real estate intangibles and deferred leasing costs	219,666	217,124
COPT’s share of liabilities of unconsolidated real estate JVs	27,529	26,710
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	2,578	1,489
Less: Property - operating lease liabilities	(29,909)	(30,746)
Less: Property - finance lease liabilities	(18)	(28)
Less: Cash and cash equivalents	(17,182)	(18,369)
Less: COPT’s share of cash of unconsolidated real estate JVs	(373)	(152)
Adjusted book	$5,436,755	$5,397,304

	June 30, 2021	December 31, 2020	June 30, 2020
Reconciliation of debt outstanding to net debt and net debt adjusted for fully-leased development plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$2,157,325	$2,127,715	$2,073,351
Less: Cash and cash equivalents	(17,182)	(18,369)	(21,596)
Less: COPT’s share of cash of unconsolidated real estate JVs	(373)	(152)	(627)
Net debt	$2,139,770	$2,109,194	$2,051,128
Preferred equity	—	—	8,800
Net debt plus preferred equity	$2,139,770	$2,109,194	$2,059,928
Costs incurred on fully-leased development properties	(171,453)	(114,532)	(152,557)
Net debt adjusted for fully-leased development plus preferred equity	$1,968,317	$1,994,662	$1,907,371